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Nabi Biopharmaceuticals

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Nabi Biopharmaceuticals issued the following press release on October 16, 2012.

Contact

Nabi Investor Relations 301-770-3099 www.nabi.com	Morrow & Co., LLC Attn: Joe Mills 203-658-9400

Nabi Biopharmaceuticals Sets Record Date for Cash Dividend

Rockville, MD, October 16, 2012— Nabi today announced that Nabi’s Board of Directors has set October 26, 2012 as the record date with respect to the cash dividend to be paid in connection with the proposed business combination transaction of Nabi Biopharmaceuticals (Nasdaq:NABI) and Biota Holdings Limited (ASX:BTA.AX). As previously disclosed, Nabi intends to return to its stockholders in the form of a dividend Nabi’s remaining cash in excess of the $27 million required under the transaction agreement with Biota to be held by Nabi at the completion of the transaction, after satisfying outstanding liabilities.

However, Nabi’s Board of Directors has not yet declared the actual cash dividend, as the cash dividend is contingent upon, and remains subject to, the approval of the transaction by the stockholders of Biota and the approval of certain proposals by the stockholders of Nabi to permit Nabi to complete the transaction, as more fully described in Nabi’s definitive proxy statement, dated August 7, 2012, as supplemented by the supplement dated September 25, 2012.

The cash dividend is currently estimated to be between approximately $0.99 per share of Nabi common stock and approximately $1.10 per share of Nabi common stock.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, and a supplement dated September 25, 2012, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a special meeting of stockholders of Nabi to be reconvened on October 22, 2012. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS

FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement, the supplement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the special meeting of the stockholders, proposed transactions, products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Nabi Special Meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September 25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement and the supplement. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.